UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 1, 2004

ANWORTH MORTGAGE ASSET CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	001-13709	52-2059785
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1299 Ocean Avenue, Suite 250, Santa Monica, California	90401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(310) 255-4493

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 3, 2004, the Company filed with the State Department of Assessments and Taxation of the State of Maryland Articles Supplementary to its charter. The Articles Supplementary classified 1,150,000 additional unissued shares of Company preferred stock, par value $0.01 per share, as “8.625% Series A Cumulative Preferred Stock” (the “Preferred Stock”). The 1,150,000 shares of Preferred Stock have the preferences and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as set forth in the Articles Supplementary.

A copy of the Articles Supplementary is attached as Exhibit 3.1 to this Current Report on Form 8-K, and is incorporated by reference herein.

Item 8.01	Other Events.

On November 1, 2004, the Company entered into an Underwriting Agreement with Friedman, Billings, Ramsey & Co. Inc., as representative of the underwriters named therein (the “Underwriters”), pursuant to which the Company agreed to issue and sell to the Underwriters an aggregate of 1,000,000 shares of its 8.625% Series A Cumulative Preferred Stock, par value $.01 (the “Preferred Stock”), in accordance with the terms and conditions set forth in the Underwriting Agreement (the “Preferred Stock Offering”). In addition, the Company granted to the Underwriters an over-allotment option to purchase up to additional 150,000 shares of Preferred Stock. The Preferred Stock Offering has been registered with the Securities and Exchange Commission (the “Commission”) in a shelf registration statement on Form S-3, Registration Statement No. 333-115392, which was declared effective May 25, 2004. The terms of the Preferred Stock Offering and the Preferred Stock are described in the Company’s Prospectus dated May 11, 2004, as supplemented by a final Prospectus Supplement dated November 1, 2004, filed with the Commission on November 2, 2004, pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

The Company expects that the net proceeds to it from the sale of the Preferred Stock, after deducting underwriting discounts and commissions and estimated offering expenses, will be approximately $23.9 million ($27.5 million if the underwriters’ over-allotment option is exercised in full).

Copies of the (1) Underwriting Agreement and (2) form of stock certificate evidencing the 8.625% Series A Cumulative Preferred Stock, are attached as Exhibits 1.1 and 4.1, respectively, to this Current Report on Form 8-K, and are incorporated by reference herein.

A copy of the pricing press release for the Preferred Stock, publicly released on November 2, 2004, is attached as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement dated November 1, 2004 by and among the Company and Friedman, Billings, Ramsey & Co., Inc., as representative of the several underwriters named therein, with respect to the offering of the Preferred Stock.

3.1	Articles Supplementary designating the Company’s 8.625% Series A Cumulative Preferred Stock, par value $0.01 per share.

4.1	Form of stock certificate evidencing the 8.625% Series A Cumulative Preferred Stock, par value $0.01 per share.

99.1	Press Release, dated November 2, 2004, entitled “Anworth Mortgage Asset Corporation Prices an Offering of Preferred Stock.”

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 3, 2004

ANWORTH MORTGAGE ASSET CORPORATION

By:	/s/ LLOYD MCADAMS
Lloyd McAdams
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement dated November 1, 2004 by and among the Company and Friedman, Billings, Ramsey & Co., Inc., as representative of the several underwriters named therein, with respect to the offering of the Preferred Stock.

3.1	Articles Supplementary designating the Company’s 8.625% Series A Cumulative Preferred Stock, par value $0.01 per share.

4.1	Form of stock certificate evidencing the 8.625% Series A Cumulative Preferred Stock, par value $0.01 per share.

99.1	Press Release, dated November 2, 2004, entitled “Anworth Mortgage Asset Corporation Prices an Offering of Preferred Stock.”